Exhibit 99.1

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On February 3, 2025, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) completed the sale of its off-the-road (“OTR”) tire business to The Yokohama Rubber Company, Limited (“Yokohama”) pursuant to the terms of the Share and Asset Purchase Agreement (as amended or otherwise modified in accordance with its terms to date, the “Agreement”) dated as of July 22, 2024. The sale of the OTR tire business includes 100% of the equity of the Nippon Giant Tire Kabushiki Kaisha (also known as Nippon Giant Tire Co. Ltd., “NGT”) entity in Japan and the Goodyear Earthmover Pty Ltd. (“GEM”) entity in Australia as well as certain assets and liabilities of the OTR tire business (primarily consisting of production and research and development assets and finished goods inventory) that are located in various countries in each of Goodyear’s strategic business units. Pursuant to the Agreement, Yokohama acquired the Company’s OTR tire business for a purchase price of approximately $905 million in cash, subject to customary adjustments set forth in the Agreement. Goodyear has used the cash proceeds to retire indebtedness. In conjunction with the sale of the OTR tire business, the Company entered into a product supply agreement (“PSA”) with Yokohama for the production of certain OTR tires currently manufactured by Goodyear in locations that are not being conveyed as part of the sale of the OTR tire business (“PSA Sites”). The Company has deferred approximately $95 million of the purchase price as a prepayment of revenue that is expected to be earned over the term of the PSA as the PSA specifies the selling price to Yokohama is at cost. The PSA requires Goodyear to manufacture OTR tires at the PSA Sites for up to five years. The Company also entered into a trademark license agreement (“License”) with Yokohama for the use of the Goodyear name with respect to OTR products for an initial period of ten years. The Company has deferred $90 million of the purchase price for the License. The combined results of operations of the OTR tire business are no longer included in Goodyear’s consolidated results of operations subsequent to February 3, 2025, other than operating the PSA Sites for the term of the PSA.

The following unaudited pro forma condensed consolidated statements of operations of Goodyear for the year ended December 31, 2024, and for the three months ended March 31, 2025 and March 31, 2024, are presented as if the divestiture occurred as of January 1, 2024 and give effect to the elimination of the historical financial results of the OTR tire business due to the divestiture, as well as other pro forma adjustments, as described herein. These adjustments also reflect the impact of the PSA and License, which will have a continuing impact on Goodyear’s results based on the terms of those agreements. An unaudited pro forma condensed consolidated balance sheet has not been presented as the divestiture and related financing transactions have already been fully reflected in the condensed consolidated balance sheet included in Goodyear’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 8, 2025.

Goodyear prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The following unaudited pro forma condensed consolidated statements of operations are based on information currently available including certain assumptions which are subject to change and certain estimates which may not be realized. They are for informational purposes only and are intended to represent what Goodyear’s results of operations might have been had the divestiture occurred on the dates indicated, but not to project Goodyear’s results of operations for any future date or period.

The information in the “Goodyear As Reported” columns in the following unaudited pro forma condensed consolidated statements of operations was derived from Goodyear’s historical consolidated financial statements for the periods presented.

The following unaudited pro forma condensed consolidated statements of operations and their accompanying notes should be read in conjunction with the consolidated financial statements, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2024 and Goodyear’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and March 31, 2024.

The information presented as the “Removal of OTR Business” in the unaudited pro forma condensed consolidated statements of operations:

•	reflects the elimination of the historical financial performance of the OTR tire business in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”),

•	does not reflect what the OTR tire business’ results of operations would have been on a standalone basis, and

•	is not intended to represent Goodyear’s future capitalization or results of operations.

The information presented as “Transaction Accounting Adjustments” in the unaudited pro forma condensed consolidated statements of operations reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

The unaudited pro forma condensed consolidated statements of operations are for informational purposes only and do not purport to represent what Goodyear’s results of operations actually would have been had the divestiture of the OTR tire business occurred on the date indicated, or to Goodyear’s financial performance for any future period. The pro forma adjustments are based on the information currently available, and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

The unaudited pro forma condensed consolidated statements of operations have not been adjusted to reflect Goodyear’s potential dis-synergies or stranded costs that could result from the divestiture or transactions the Company expects from the impact of a transition services agreement (“TSA”) entered into with Yokohama at the time of the divestiture since the impacts are not material to the overall transaction and expected to be short term in nature.

THE GOODYEAR TIRE & RUBBER COMPANY UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(In millions, except per share amounts)	Goodyear (As Reported)	Removal of OTR Business	Note		Transaction Accounting Adjustments	Note		Goodyear Pro Forma
Net Sales	$4,253	$(89)	3(a	)	$85	4(a	)	$4,249
Cost of Goods Sold	3,513	(85)	3(b	)	80	4(b	)	3,508
Selling, Administrative and General Expense	650	(2)	3(c	)	—			648
Rationalizations	81	—			—			81
Interest Expense	115	—			(13)	4(c	)	102
Other (Income) Expense	25	2	3(d	)	(2)	4(d	)	25
Net (Gain) Loss on Asset Sales	(262)	260	3(e	)	—			(2)

Income (Loss) before Income Taxes	131	(264)			20			(113)
United States and Foreign Tax Expense (Benefit)	13	(69)	3(f	)	5	4(e	)	(51)

Net Income (Loss)	118	(195)			15			(62)
Less: Minority Shareholders’ Net Income	3	—			—			3

Goodyear Net Income (Loss)	$115	$(195)			$15			$(65)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$0.40							$(0.23)

Weighted Average Shares Outstanding	287							287
Diluted	$0.40							$(0.23)

Weighted Average Shares Outstanding	289							289

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In millions, except per share amounts)	Goodyear (As Reported)	Removal of OTR Business	Note		Transaction Accounting Adjustments	Note		Goodyear Pro Forma
Net Sales	$18,878	$(572)	3(a	)	$347	4(a	)	$18,653
Cost of Goods Sold	15,176	(449)	3(b	)	328	4(b	)	15,055
Selling, Administrative and General Expense	2,782	(18)	3(c	)	—			2,764
Goodwill Impairment	125	—			—			125
Rationalizations	86	—			—			86
Interest Expense	522	—			(69)	4(c	)	453
Other (Income) Expense	125	—			(9)	4(d	)	116
Net (Gain) Loss on Asset Sales	(93)	—			—			(93)

Income (Loss) before Income Taxes	155	(105)			97			147
United States and Foreign Tax Expense (Benefit)	95	(27)	3(f	)	25	4(e	)	93

Net Income (Loss)	60	(78)			72			54
Less: Minority Shareholders’ Net Income (Loss)	(10)	—			—			(10)

Goodyear Net Income (Loss)	$70	$(78)			$72			$64

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$0.24							$0.22

Weighted Average Shares Outstanding	287							287
Diluted	$0.24							$0.22

Weighted Average Shares Outstanding	288							288

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

THE GOODYEAR TIRE & RUBBER COMPANY UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(In millions, except per share amounts)	Goodyear (As Reported)	Removal of OTR Business	Note		Transaction Accounting Adjustments	Note		Goodyear Pro Forma
Net Sales	$4,537	$(139)	3(a	)	$87	4(a	)	$4,485
Cost of Goods Sold	3,715	(112)	3(b	)	82	4(b	)	3,685
Selling, Administrative and General Expense	696	(5)	3(c	)	—			691
Rationalizations	22	—			—			22
Interest Expense	126	—			(18)	4(c	)	108
Other (Income) Expense	28	—			(2)	4(d	)	26
Net (Gain) Loss on Asset Sales	2	—			—			2

Income (Loss) before Income Taxes	(52)	(22)			25			(49)
United States and Foreign Tax Expense (Benefit)	6	(6)	3(f	)	7	4(e	)	7

Net Income (Loss)	(58)	(16)			18			(56)
Less: Minority Shareholders’ Net Income (Loss)	(1)	—			—			(1)

Goodyear Net Income (Loss)	$(57)	$(16)			$18			$(55)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$0.20							$(0.19)

Weighted Average Shares Outstanding	286							286
Diluted	$(.20)							$(0.19)

Weighted Average Shares Outstanding	286							286

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

(1)	Description of the Sale

On February 3, 2025, Goodyear completed the sale of its OTR tire business to Yokohama pursuant to the terms of the Agreement dated as of July 22, 2024. The OTR tire business includes 100% of the equity of NGT and GEM, as well as certain assets and liabilities of the OTR tire business (primarily consisting of production and research and development assets and finished goods inventory) that are located in various countries in each of Goodyear’s strategic business units. Pursuant to the Agreement, Yokohama acquired the Company’s OTR tire business for a purchase price of approximately $905 million in cash, subject to customary adjustments set forth in the Agreement. Goodyear has used the cash proceeds to retire indebtedness. In conjunction with the sale of the OTR tire business, the Company entered into a PSA with Yokohama for the production of certain OTR tires currently manufactured at the PSA Sites. The Company has deferred approximately $95 million of the purchase price as a prepayment of revenue that is expected to be earned over the term of the PSA as the PSA specifies the selling price to Yokohama is at cost. The Company also entered into the License with Yokohama for the use of the Goodyear name with respect to OTR products for an initial period of ten years. The Company has deferred $90 million of the purchase price for the License.

Upon the closing of the sale, Goodyear and Yokohama entered into a PSA and TSA pursuant to which Goodyear will manufacture certain OTR products and provide services, respectively, in each case to support the transition of the OTR tire business. The PSA requires Goodyear to manufacture OTR tires at the PSA Sites for up to five years. The terms of services to be provided under the TSA generally range from 12-18 months, subject to each party’s right to extend the term of certain services for an additional period of up to six months and to terminate early the term of any services, in each case, subject to the terms and conditions of the TSA. The estimated impact of the PSA and the License are included in the Company’s unaudited pro forma statements of operations as described in the notes below. There are no adjustments included for the TSA since the impacts are not material to the overall transaction and expected to be short term in nature.

(2)	Basis of Presentation

The Company’s unaudited pro forma condensed consolidated statements of operations have been prepared by management pursuant to Article 11 of Regulation S-X.

The unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to the sale as if it occurred on January 1, 2024, the first day of fiscal year 2024.

The information presented as “Removal of OTR Business” in the unaudited pro forma condensed consolidated statements of operations reflects the elimination of the historical financial performance of the OTR tire business in accordance with SEC rules and regulations.

The information presented as the “Removal of OTR Business” in the unaudited pro forma condensed consolidated statements of operations:

•	reflects the elimination of the historical financial performance of the OTR tire business in accordance with rules and regulations of the SEC,

•	does not reflect what the OTR tire business’ results of operations would have been on a standalone basis, and

•	is not intended to represent Goodyear’s future capitalization or results of operations.

The information presented as “Transaction Accounting Adjustments” in the unaudited pro forma condensed consolidated statements of operations reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the notes below.

The unaudited pro forma condensed consolidated statements of operations have not been adjusted to reflect Goodyear’s potential dis-synergies or stranded costs that could result from the divestiture or transactions the Company expects from the impact of the TSA since the impacts are not material to the overall transaction and expected to be short term in nature.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the financial results that may be attained in the future.

Amounts in these unaudited pro forma condensed consolidated statements of operations are denominated in U.S. dollars.

(3)	Removal of OTR Business from the Condensed Consolidated Statements of Operations

The Removal of OTR Business represents the elimination of the OTR tire business’ historical impact on Goodyear’s consolidated results. The Removal of OTR Business does not reflect any allocation of corporate support or research and development costs that are expected to be retained by Goodyear. The elimination of the OTR tire business’ historical results do not reflect what the OTR tire business’ results of operations would have been on a standalone basis and is not intended to represent how the future operations of Goodyear will be impacted by the disposition. Explanations of the Removal of OTR Business adjustments in the pro forma statements of operations are as follows:

(a) Net Sales – These amounts represent the net sales of the OTR tire business for the three months ended March 31, 2025 and March 31, 2024 and for the year ended December 31, 2024.

(b) Cost of Goods Sold – These amounts represent the cost of goods sold associated with the net sales described above. Estimated depreciation represents the amounts expensed for assets conveying upon consummation of the sale. Depreciation of assets ceased upon designation as held for sale.

(In millions)	Three Months Ended March 31, 2025	Year Ended December 31, 2024	Three Months Ended March 31, 2024
Estimated depreciation for acquired Property, Plant and Equipment	$—	$(18)	$(8)
Other Cost of Goods Sold	(85)	(431)	(104)

Total pro forma adjustment to Cost of Goods Sold	$(85)	$(449)	$(112)

(c) Selling, Administrative and General Expense – These amounts represent direct expenses that are associated with the OTR tire business for the three months ended March 31, 2025 and March 31, 2024 and for the year ended December 31, 2024.

(d) Other (Income) Expense – Represents the amortization of the $90 million License on a straight-line basis over a ten-year period for the three months ended March 31, 2025, which is reflected as royalty income.

(e) Net Gain (Loss) on Asset Sales – This amount represents the recorded gain on the sale of the OTR tire business for the three months ended March 31, 2025.

(f) United States and Foreign Tax Expense (Benefit) – These amounts represent an estimate of the tax impact on income before income taxes of the divestiture of the OTR tire business. In determining the tax rate to apply for the adjustments under the “Removal of OTR Business” heading, the Company used the blended statutory income tax rate in effect for the periods presented representing the statutory income tax rate for the countries in which the OTR tire business operates. The blended statutory tax rate was 26% for the three months ended March 31, 2025 and March 31, 2024 and for the year ended December 31, 2024.

(4)	Transaction Accounting Adjustments to the Condensed Consolidated Statements of Operations

(a) Net Sales – In accordance with the PSA, Goodyear will continue to manufacture OTR tires at the PSA Sites and supply them to Yokohama for a period of up to five years. These amounts estimate the impact to net sales from the PSA including the recognition of revenue deferred from the proceeds received at the time of the sale of the OTR tire business.

(b) Cost of Goods Sold – These amounts represent the cost of goods sold associated with the net sales under the PSA described above.

(c) Interest Expense – These amounts represent a reduction of interest expense as a result of the repayment of long term debt using the transaction proceeds, including the redemption of the remaining $500 million of 9.5% Senior Notes Due 2025 and the repayment of $366 million of outstanding borrowings under the Company’s $2.75 billion first lien revolving credit facility. This reduction is partially offset by the accretion of deferred revenue.

(In millions)	Three Months Ended March 31, 2025	Year Ended December 31, 2024	Three Months Ended March 31, 2024
Interest Expense:
Reduction of Interest Expense	$(14)	$(76)	$(20)
Accretion Expense of Deferred Revenue	1	7	2

Total Interest Expense	$(13)	$(69)	$(18)

(d) Other (Income) Expense – Represents the amortization of the $90 million License on a straight-line basis over a ten-year period, which is reflected as royalty income.

(e) United States and Foreign Tax Expense (Benefit) – These amounts represent an estimate of the tax impact of the Transaction Accounting Adjustments described above. In determining the tax rate to apply for the adjustments under the “Transaction Accounting Adjustments” heading, the Company used the blended statutory income tax rate in effect for the periods presented representing the statutory income tax rate for the countries in which the PSA is anticipated to operate and the location of the Transaction Accounting Adjustments. The blended statutory tax rate is estimated to be 26% for the three months ended March 31, 2025 and March 31, 2024 and for the year ended December 31, 2024.